Exhibit 31.2

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Marc Bregman certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Elite Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Date: June 22, 2021	/s/ Marc Bregman
Marc Bregman Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)